Exhibit 11

The commitment letter to the shareholders

of HUMAN LIFE SCIENCE HOLDING CORP.

Our company has filed the registration statement in SEC on February 8, 2008. To go through the registration review and get the listing qualification, company promises to disclose the financial conditions and important changes. Company is aware of their respective responsibilities under the Security Act of 1933 and Securities Exchange Act of 1934.

HUMAN LIFE SCEINCE HOLDING CORP.

LIN SHIH-HUANG

President and CEO

May 27, 2008